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                                                                     EXHIBIT 3.2



                        THIRD AMENDED AND RESTATED BYLAWS

                                       OF

                         CANDLEWOOD HOTEL COMPANY, INC.,
                             A DELAWARE CORPORATION



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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I. OFFICES.......................................................    1
     Section 1.1.  Registered Office.....................................    1
     Section 1.2.  Other Offices.........................................    1

ARTICLE II. MEETINGS OF STOCKHOLDERS.....................................    1
     Section 2.1.  Place of Meetings.....................................    1
     Section 2.2.  Annual Meeting of Stockholders. ......................    1
     Section 2.3.  Quorum; Adjourned Meetings and Notice Thereof.........    1
     Section 2.4.  Voting. ..............................................    2
     Section 2.5.  Proxies. .............................................    2
     Section 2.6.  Special Meetings. ....................................    3
     Section 2.7.  Notice of Stockholder's Meetings. ....................    3
     Section 2.8.  Stockholder Proposals.................................    3
     Section 2.9.  Maintenance and Inspection of Stockholder List........    4
     Section 2.10. No Stockholder Action by Written Consent Without
                   a Meeting.............................................    4

ARTICLE III. DIRECTORS...................................................    4
     Section 3.1.  Number, Election and Tenure...........................    4
     Section 3.2.  Vacancies. ...........................................    4
     Section 3.3.  Notification of Nomination. ..........................    5
     Section 3.4.  Powers. ..............................................    6
     Section 3.5.  Directors' Meetings. .................................    6
     Section 3.6.  Regular Meetings. ....................................    6
     Section 3.7.  Special Meetings. ....................................    6
     Section 3.8.  Quorum. ..............................................    6
     Section 3.9.  Action Without Meeting. ..............................    6
     Section 3.10. Telephonic Meetings. .................................    6
     Section 3.11. Committees of Directors. .............................    7
     Section 3.12. Minutes of Committee Meetings. .......................    7
     Section 3.13. Compensation of Directors. ...........................    7
     Section 3.14. Indemnification.......................................    7

ARTICLE IV. OFFICERS.....................................................   10
     Section 4.1.  Officers..............................................   10
     Section 4.2.  Election of Officers..................................   10
     Section 4.3.  Subordinate Officers..................................   10
     Section 4.4.  Compensation of Officers. ............................   10
     Section 4.5.  Term of Office; Removal and Vacancies.................   10
     Section 4.6.  Chairman of the Board. ...............................   10
     Section 4.7.  President. ...........................................   10
     Section 4.8.  Vice President. ......................................   10


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                         TABLE OF CONTENTS (Continued)

                                                                           PAGE
                                                                           ----

     Section 4.9.  Secretary.............................................   11
     Section 4.10. Assistant Secretaries.................................   11
     Section 4.11. Chief Financial Officer...............................   11
     Section 4.12. Assistant Treasurer...................................   11

ARTICLE V. CERTIFICATES OF STOCK.........................................   12
     Section 5.1.  Certificates..........................................   12
     Section 5.2.  Signatures on Certificates............................   12
     Section 5.3.  Statement of Stock Rights, Preferences, Privileges....   12
     Section 5.4.  Lost Certificates.....................................   12
     Section 5.5.  Transfers of Stock. ..................................   12
     Section 5.6.  Fixing Record Date. ..................................   12
     Section 5.7.  Registered Stockholders...............................   13

ARTICLE VI. GENERAL PROVISIONS...........................................   13
     Section 6.1.  Dividends.............................................   13
     Section 6.2.  Payment of Dividends..................................   13
     Section 6.3.  Checks................................................   13
     Section 6.4.  Fiscal Year...........................................   13
     Section 6.5.  Corporate Seal........................................   13
     Section 6.6.  Manner of Giving Notice...............................   13
     Section 6.7.  Waiver of Notice......................................   14
     Section 6.8.  Annual Statement......................................   14

ARTICLE VII. AMENDMENTS..................................................   14
     Section 7.1.  Amendment by Directors or Stockholders................   14


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                        THIRD AMENDED AND RESTATED BYLAWS

                                       OF

                         CANDLEWOOD HOTEL COMPANY, INC.,
                             a Delaware corporation

                                   ARTICLE I.
                                     OFFICES

     Section 1.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

     Section 2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     Section 2.2 Annual Meeting of Stockholders. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

     Section 2.3 Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Third Amended and Restated Bylaws (the "Bylaws"). A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.



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     Section 2.4 Voting. When a quorum is present at any meeting, (i) in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; and
(ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, unless, in either case, a different vote is required by an express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, in which case such express provision shall govern and control the decision of such question.

     Section 2.5 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The following shall constitute a valid means by which a stockholder may grant such authority: (i) a stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy (which execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature); and (ii) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cable gram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to (i) and (ii) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall be entitled to one vote for each share of capital stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article V, Section 5.6 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.


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     Section 2.6 Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, the Chairman or any Co-Chairman of the Board of Directors and shall be held at such place, on such date, and at such time as shall be fixed by the person or persons calling the meeting, but such special meetings may not be called by any other person or persons. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.7 Notice of Stockholder's Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     Section 2.8 Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Section
2.8. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must be given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.8. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.8, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.





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     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

     Section 2.9 Maintenance and Inspection of Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.10 No Stockholder Action by Written Consent Without a Meeting. Effective upon the closing of the corporation's initial sale of its Common Stock in a firm commitment underwriting involving a public offering pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                                 ARTICLE III.
                                  DIRECTORS

     Section 3.1 Number, Election and Tenure. The authorized number of directors which shall constitute the Board shall not be less than seven (7) nor more than thirteen (13). The exact number shall be determined from time to time by resolution of the Board. Directors shall be elected at the annual meeting of stockholders and each director shall serve until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal. The directors need not be stockholders. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, if any, any and all directors of the corporation may be removed from office by the stockholders only for cause and only by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock of the corporation at any annual or special meeting of stockholders of the corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting.

     Section 3.2 Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even




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though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3.3 Notification of Nomination. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, if any, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.3. Such nominations, other than those made by or at the direction of the Board or by any nominating committee or person appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal number of shares of capital stock of the corporation which are beneficially owned by the person and (iii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of the stockholder and
(ii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Section 3.3. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.3, he shall so declare at the annual meeting and any such defective nomination shall be disregarded.


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     Section 3.4 Powers. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 3.5 Directors' Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

     Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 3.7 Special Meetings. Special meetings of the Board of Directors may be called by the President on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

     Section 3.8 Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

     Section 3.9 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.10 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 3.11 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may


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designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 3.12 Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 3.13 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.14 Indemnification.

          (a) The corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against all expense, liability and loss (including attorneys' fees), judgments, fines, ERISA excise taxes and amounts paid or to be paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against expenses, liability and loss (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section 3.14.



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          (f) The indemnification provided by this Section 3.14 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 3.14.

          (h) For the purposes of this Section 3.14, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.


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                                  ARTICLE IV.
                                    OFFICERS

     Section 4.1 Officers. The officers of this corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 4.2 Election of Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

     Section 4.3 Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4.4 Compensation of Officers. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 4.5 Term of Office; Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 4.6 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 4.7 of this Article IV.

     Section 4.7 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation, unless such an officer is elected separately by the Board of Directors, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-oficio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 4.8 Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.


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

     Section 4.9 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 4.10 Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.11 Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 4.12 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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

                                   ARTICLE V.
                              CERTIFICATES OF STOCK

     Section 5.1 Certificates. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

     Section 5.2 Signatures on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 5.3 Statement of Stock Rights, Preferences, Privileges. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 5.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5.5 Transfers of Stock. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5.6 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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

     Section 5.7 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                  ARTICLE VI.
                              GENERAL PROVISIONS

     Section 6.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 6.2 Payment of Dividends. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

     Section 6.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 6.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 6.5 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6.6 Manner of Giving Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.


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     Section 6.7 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

     Section 6.8 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                 ARTICLE VII.
                                  AMENDMENTS

     Section 7.1 Amendment by Directors or Stockholders. The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the corporation, without the approval of the stockholders. Any adoption, amendment or repeal of bylaws of the corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws of the corporation. In addition to any vote of the holders of any class or series of stock of this corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock of the corporation shall be required to adopt, amend or repeal any provisions of the bylaws of the corporation.



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